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                                                                    Exhibit 10.2

                              AU BON PAIN CO.,INC.
              FORMULA STOCK OPTION PLAN FOR INDEPENDENT DIRECTORS

SECTION 1. PURPOSE

     The Purpose of the Au Bon Pain Co., Inc. Formula Stock Option Plan For Independent Directors (the "Independent Directors' Plan") is to promote the interests of Au Bon Pain Co., Inc. (the "Corporation") and its stockholders by attracting and retaining independent directors of the Corporation, giving such individuals an opportunity to acquire proprietary interest in the Corporation, and creating an increased personal interest in the continued success and progress of the Corporation and its subsidiaries. As used in this Independent Directors' Plan, the term "Independent Director" means a director of the Corporation who is not an officer or employee of the Corporation or any of its subsidiaries, or is not, directly or indirectly, together with members of his or her "immediate family" (as that term is defined in Rule 16a-1(e promulgated under the Securities Exchange Act of 1934 (the "Exchange Act")), the beneficial owner of five percent (5%) or more of the Corporation's Class A Common Stock (the "Class A Common Stock"), including "derivative securities", as that term is defined in Rule 16a-1(c) promulgated under the Exchange Act, related to the Corporation's Class A Common Stock. The term "Independent Director" shall not include any director of the Corporation who in writing excludes himself or herself from participation in the Independent Directors' Plan.

SECTION 2. NON-STATUTORY OPTIONS

     It is intended that options to purchase shares of Class A Common Stock granted under the Independent Directors' Plan shall be non-qualified or non-statutory options, and not incentive stock options within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended. Non-statutory options granted under the Independent Directors' Plan are hereinafter referred to as "Options." Shares of Class A Common Stock issued upon the exercise of options granted hereunder may be authorized but unissued shares, or shares held in the Corporation's treasury.


SECTION 3. ADMINISTRATION OF THE DIRECTORS' PLAN

     The Independent Directors' Plan shall be administered by the Compensation and Stock Option Committee (the "Committee") of the Corporation's Board of Directors (the "Board"). The role of the Committee shall be limited to ministerial, non-discretionary matters.


SECTION 4. GRANTING OF OPTIONS

     Options shall be granted under the Independent Directors' Plan as follows:


     4.1   Subject to approval by the Corporation's shareholders of the adoption of the Independent Directors' Plan, on the effective date of the Independent Directors' Plan, an Option to purchase ten thousand (10,000) shares of Class A Common Stock shall be granted to each Independent Director; and
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     4.2  Thereafter, on the date that a person is first elected an Independent
Director, whether by the shareholders of the Corporation or by the Board, an option to purchase five thousand (5,000) shares of Class A Common Stock shall be granted to the Independent Director; and

     4.3 Thereafter, there shall be granted an option to purchase five thousand (5,000) shares of Class A Common Stock to each Independent Director who is serving as such on the last day of each fiscal year of the Corporation commencing with the fiscal year which includes the effective date of the Independent Directors' Plan.

          Sections 4.1, 4.2 and 4.3 above may not be amended more than once every six (6) months other than to comport with changes in the Internal Revenue Code or ERISA.

          The number of shares for which Options shall be granted under this
Section 4 shall be subject to adjustment as provided in Section 10.

          The total number of shares of Class A Common Stock for which Options may be granted under the Independent Directors' Plan is 150,000, subject to an adjustment as provided in Section 10. If an option granted under the Independent Directors' Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to the Option shall (unless the Independent Directors' Plan shall terminate) become available for the grant of other Options under the Independent Directors' Plan. Unless the Independent Directors' Plan shall be terminated sooner pursuant to Section 12 hereof, the Independent Directors' Plan shall terminate ten (10) years from the date on which it is adopted by the Board, an no Option shall be granted under the Independent Directors' Plan thereafter, but Options theretofore granted may extend beyond that date in accordance with their respective terms and the terms of the Independent Directors' Plan.

SECTION 5. TERMS OF OPTIONS

     Options granted under the Independent Directors' Plan shall be fully vested when granted. No Option may be exercised after ten (10) years from the date the Option is granted, and Options shall be subject to earlier termination as hereinafter provided.

     The purchase price of a share of Class A Common Stock covered by the Options granted under Section 4.1 shall equal the closing price of a share of Class A Common Stock as reported by the NASDAQ/National Market System on the trading day immediately preceding the grant date. The immediately preceding sentence may not be amended more than once every six (6) months other than to comport with changes in the Internal Revenue Code or ERISA. Such price shall be subject to adjustment as provided in Section 10 hereof. The purchase price of any shares as to which an Option shall be exercised shall be paid in full in cash or by bank or certified check at the time of the exercise. Each Option granted hereunder shall be evidenced by an option agreement, in such form not inconsistent with the Independent Directors' Plan as the Committee shall approve from time to time.
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SECTION 6.  NON-TRANSFERABILITY

     All Options granted under the Independent Directors' Plan shall not, by their terms, be transferable otherwise than by will or by the laws of descent and distribution, and shall be exercisable, during the lifetime of the optionee, only by the optionee.

SECTION 7.  WITHHOLDING

     The Corporation shall have the right, in connection with the exercise of any Option, to deduct from the amount of any payment or other compensation payable to the optionee, taxes required by law to be withheld from such payment or other compensation payable to the optionee or to require the recipient to pay the Corporation an amount sufficient to provide for any such taxes so required to be withheld by law.

SECTION 8.  TERMINATION OF SERVICE AS A DIRECTOR

     In the event an optionee's service as a Director shall terminate for any reason, any Option granted under the Independent Directors' Plan may be exercised by the optionee, to the extent the optionee was entitled to do so at the date of termination of service as a Director ("Termination Date"), within [TWENTY-FOUR (24) MONTHS] after such Termination Date; provided, however, that in no event may an Option be exercised after ten (10) years from the date the Option is granted or after [TWENTY-FOUR (24) MONTHS] from the Termination Date, whichever date is sooner.

     The foregoing notwithstanding, in the event that an optionee's Termination Date is prior to the approval of the Independent Directors' Plan by the shareholders and the Independent Directors' Plan is subsequently approved by the shareholders, the Option(s) that would have been exercisable on the Termination Date had the Independent Directors' Plan been approved shall be exercisable by the optionee for the balance of the [TWENTY-FOUR (24) MONTH] period described above.

     Nothing in the Independent Directors' Plan or in any agreement evidencing an Option granted pursuant to the Independent Directors' Plan shall confer upon any person any right to continue in the service of the Corporation as a Director or interfere in any way with the rights of the Corporation or its stockholders to terminate the service of a Director at any time.

SECTION 9.  DEATH OF DIRECTOR

     If an optionee shall die while serving as a Director or within the period after termination of service as a Director during which the optionee is permitted to exercise an Option granted under the Independent Directors' Plan, then the Option may be exercised by a legatee or legatees of the optionee under his or her last will, or by his or her personal representatives or distributees, to the extent the optionee was entitled to do so at his or her date of death, at any time within [ONE (1) YEAR] after the death of the optionee, at the end of which period the Option shall terminate; provided, however, that in no event may an Option be exercised after the expiration of ten (10) years from the date that the Option is granted.
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SECTION 10.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

     In the event of recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, reorganization or liquidation, or any other change in the corporate structure or shares of the Corporation, the number and kind of shares for which Options may be granted under the Independent Directors' Plan and, with respect to outstanding Options granted under the Independent Directors' Plan, the number and kind of shares covered by outstanding Option and the exercise price shall be equitably adjusted by the Committee to prevent enlargement or diminution of the rights of optionees and, to the extent possible consistent with the foregoing, in the same manner so provided in non-statutory options outstanding under the Corporation's 1992 Equity Incentive Plan. The number and kind of shares for which Options shall be granted pursuant to Section 4 shall also be adjusted using similar equitable principles, in the event of one or more of the changes or occurrences enumerated in the preceding sentence.


SECTION 11.  LISTING AND REGISTRATION OR SHARES

     If at any time the Board shall determine, in its discretion, that the listing, registration or qualification of any of the shares subject to Options granted under the Independent Directors' Plan upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with the purchase or issue of shares upon the exercise of Options, then no outstanding Options may be exercised in full or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board. The Board may require any person exercising an Option granted under the Independent Directors' Plan to make such representations and furnish such information as the Board may consider appropriate in connection with the issuance or delivery of any shares in order to comply with applicable law and shall have the authority to cause the Corporation at its expense to take any action related to the Independent Directors' Plan which may be required in connection with such listing, registration, qualification, consent, or approval.


SECTION 12.  AMENDMENT AND TERMINATION OF THE DIRECTORS' PLAN

     The Board may at any time make such modifications of the Independent Directors' Plan as it shall deem advisable. The Board may terminate the Independent Directors' Plan at any time; provided, however, that any such termination shall not affect outstanding Options granted under the Independent Directors' Plan.


SECTION 13.  EFFECTIVE DATE OF DIRECTORS' PLAN

     The Independent Directors' Plan shall become effective on January 27, 1994, subject to approval by the Corporation's shareholders. No Options granted prior to approval by the Corporation's shareholders shall be exercisable until such approval shall have been obtained.